                                                                      EXHIBIT 23


                                PULTE CORPORATION
                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-40102, Form S-8 No. 33-98944, Form S-8 No. 33-99218, Form S-3
No. 33-71742, Form S-8 No. 33-51019, Form S-4 No. 33-36814 and Form S-3 No.
33-54978) and the related Prospectuses of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Pulte Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.





                                              ERNST & YOUNG LLP

Detroit, Michigan
March 7, 2001